UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

24025 Park Sorrento, Suite 410, Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197

(Issuer’s telephone/facsimile numbers, including area code)

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2015, NetSol Technologies, Inc. (the “Company”) entered into a material definitive agreement for the implementation of NFS Ascent™ with an existing Client of the Company. The Agreement provides for the upgrade of the client’s existing platform in 12 countries and a new NFS Ascent implementation in an additional country. The project will be implemented over a period of five years with maintenance and support over a ten year period.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: December 21, 2015	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer, Chairman

Date: December 21, 2015	/s/ Roger K. Almond
Roger K. Almond
Chief Financial Officer